Exhibit 10.3

The Warehouse Lease Contract

Leaser ( hereinafter Party A): Guangzhou JinPengLai Property Management Co., LTD

Lessee (hereinafter Party B): Guangzhou XiaoXiang Health Industry Co., LTD

In accordance with the relevant national laws, regulations and provisions, Party A and Party B have reached and entered into an agreement based on the principle of fairness, mutual benefit and consensus through consultation and jointly abide by it:

1.	Unit Location And Area

1.1	Location: Party B leases the unit that is located on Baiyun District Guangzhou from Party A and the unit is a frame structure. Before signing this contract, Party B has fully understood and investigated the ownership status, business environment and surrounding road traffic conditions of the unit and is willing to lease it.

1.2	Area: The covered area of the unit is_____________ square meters.

2.	Term Of Lease

2.1	The lease term is from April 1, 2018 to March 31, 2020.
Rent Exemption from to
Rent payment starts from April 1, 2018

2.2	The starting date of the lease is the delivery date Party B shall open business by the end of the rent exemption date.

3.	Rent deposit, rent, comprehensive service charge, utilities, network usage fee, etc. (all payments of this contract are calculated in RMB)

3.1	Rent deposit: party B shall pay rent deposit to party A upon signing this contract: 19,722 RMB
(Deposit will be returned without interest when both Party agree not to renew the contract when it expires. An inquiry fee must be paid to Party A if the rental deposit receipt is lost.)

3.2	Rent and comprehensive service fee: The rent and the comprehensive service fee according to the warehouse unit’s construction area. The comprehensive service fee includes public cleaning, public security, and maintenance of public equipment and facilities.

Duration	Fee (RMB/month)	Service Fee (RMB/m)
2018.4.1-2019.3.31	¥6,574	/
2019.4.1-2020.3.31	¥6,903	/
2020.4.1-2021.3.31	¥6,747	865.2

3.3	Electricity fee: Party A charges Party B’s electricity fee at 1.5 RMB / kWh. The warehouse unit has an independent electricity meter, and the electricity fee is calculated according to the electricity consumption and rate of charge of Administration of Power Supply. And the fee will be adjusted accordingly when the rate of charge changes. Electricity charges mainly include electricity charges for internal power consumption and pooled power consumption (including corridor lighting, security monitoring, central air conditioning system, TV media, electronic screens, elevators, signboard lights, and loss, etc.). The fee for internal power consumption is calculated based on the reads of the meter in the warehouse unit, and the pooled electricity fee is calculated based on the ratio of the building area of the unit to the total building area.

3.4	Water Fee: The monthly water fee of the unit is 20 RMB.

3.5	Internet fee: ______RMB per month per household .

3.6	The rent and comprehensive service fee will increase by 5% every year from the second year on the basis of the previous year.

4.	Payment time and settlement method

4.1	During the lease period, The monthly rent, comprehensive service fee, water and electricity fee, network usage fee of Party B should be paid at one time by 16:00 (Beijing Time) on the 5th of each month (Note: If the day is a national holiday or Sunday, Party B should pay in advance.)

4.2	Deposit, rent, utilities, and general service charges shall be paid in cash or by bank transfer.

5.	Rights and obligations of Party A

5.1	Decoration standards of Party A Jin Penglai Trade City: fine decoration, independent units, monitoring system, passenger and freight elevators, Internet access. Party A is responsible for handing over the above warehouse unit to Party B according to the contract standards, and is responsible for the operation management and maintenance of the public health, public order, and public equipment facilities of Jin Penglai Trade City

5.2	Party A has the right to rename Jin Penglai Trade City and to change or replace the original name at any time without any compensation to Party B, nor shall this constitute the modification, rescission or termination of the contract.

5.3	The change of the property management company shall not affect the performance of this contract.

5.4	Party A has the right to reserve, improve, expand, increase or decrease the use, number or area of units in Jin Penglai Trade City. When exercising this right, Party A should minimize the inconvenience to Party B.
5.5	After signing this contract formally and receiving the rental deposit and other payment in full from Party B, the warehouse unit will be delivered to Party B for use according to the agreed time.

5.6	Party A shall provide necessary assistance in the process of Party B applying for the “Business License” and other necessary licenses.

5.7	Party A is responsible for the daily management in the public area, shall take charges of public security, public sanitation, etc., and regularly conduct safety inspections inside the warehouse to maintain the normal business order.

5.8	According to the overall business needs of the waqrehouse, Party A shall organize events of the corresponding advertising and professional knowledge publicity and related training, and Party B shall cover the relevant costs.

5.9	Party A has the right to change the business purpose of the rental area, Party B should be cooperative.

5.10	Party A is responsible for completing a fire inspection.

6.	Rights and obligations of Party B

6.1	Party B has the right to use and profit from the warehouse unit , it has the right to consult with Party A for advice and the right to know of the warehouse unit.

6.2	The lease of the unit of Party B is limited to the commercial use of operating offices and warehouses, and it is not allowed to change the business type or the use of the unit without authorization, Party B must obtain the written consent of Party A if changing it .

6.3	From the date Party A delivers the unit, Party B may enter the site for decoration and prepare for business. If this contract is terminated midway or the lease expires, the decoration and fixed facilities of the unit shall not be disassembled and destroyed when Party B leaves.

6.3.1	Party B must submit a written application to Party A before the decoration, filling in the decoration list in detail, and pay Party A a certain amount of decoration deposit. After the decoration of Party B is completed, the decoration deposit can only be refunded after qualifed acceptance

6.3.2	Party B shall not modify the building structure of the unit, make partition walls in the unit, add or close doors and windows of the unit without permission. Application in paper and restoration compensation shall be submitted before Party B set partition in the warehouse unit. Compensation amount differs based on the level of reconstructure..

6.3.3	Advertisements from Party B (which content including but no limiting to sublease or transfer the right of use) must be reviewed and approved by Party A before publishing, and must be produced and released as required by Party A.

6.3.4	During the lease, Party B must keep the property intact (including the facilities and equipment provided by Party A and the fixed facilities installed by Party B). If it is damaged, it must be compensated at the price. Compensation according to the value will be required in case of any damage.

6.3.5	During the lease , Party B must strictly abide by the relevant laws, regulations and policies of the country, Guangdong Province, and Guangzhou City. Distribution of counterfeit and infringement of the intellectual property rights of others shall not damage the legitimate interests of Party A and third parties, otherwise Party B shall bear all the consequences and legal liabilities arising therefrom.

6.3.6	During the lease, Party B shall bear the fireproof and anti-theft responsibility of the unit, purchase property insurance, abide by the “Regulations on the Management of Jinpenglai Commercial City” and other relevant management systems, and sign “Commercial City Fire Prevention Safety Responsibility Letter” with Party A . Party B shall not occupy public space.

6.3.7	During the lease, Party B shall be responsible for the maintenance, cleaning, repair and security of the unit. No one may be allowed to stay overnight in the unit, and shall not cook in the unit. It is forbidden to operate or store fresh and live wet goods in store. No flammable, explosive, toxic or hazardous substances shall be piled in the store.

6.3.8	Without the prior written consent of Party A, Party B shall not transfer, transfer or sublease the unit without authorization.

Party B must submit a written application to Party A 30 days in advance for transference. After obtaining the consent of Party A, the relevant transfer procedures shall be completed in time according to the requirements of Party A. If Party B fails to pay all the rent and related expenses for the transfer of the unit, the unit shall not be transferred, otherwise, Party B shall bear all the consequences and legal liabilities arising therefrom.

If party B transfers the unit, party A shall not refund the rental deposit and performance bond hereunder. Party B shall not request Party A to return the aforementioned deposit. Party B shall transfer the deposit receipt to the transferee.Party A shall return deposit to the transferee after the contract expires.

When going through the transfer procedures, Party B shall pay Party A a handling fee of ____RMB per unit and ensure that the sublease acceptor shall pay Party A a contract performance bond of____ RMB as required by Party A. Otherwise, the unit shall not be transferred. If the transferee has not breached the contract within the lease period and the transferee does not renew the contract with Party A at the end of the lease period, Party A shall return all the aforementioned performance bond without interest within three days after the lease expires.

6.3.9	Party B shall pay the rent and other payments in full in accordance with the time stipulated in the fourth provision of this contract, and shall return the unit to Party A intact upon termination or termination.

6.3.10	Party B agrees to undertake the daily maintenance and costs of the leased premises within the lease term.

6.3.11	If Party B sublet or sublease with written consent of Party A, the sublease and sublease period of Party B shall not exceed the lease term of this contract, and Party B shall copy a sublease contract and a copy of the business license. A copy of the ID card is submitted to Party A for record. Party A has the right to decide to collect a certain percentage of Party B ‘s sublease rent based on the rental income of Party B ‘s sublease, that is, increase the rent on the basis of the contract rent.

7.	Solutions of Default

7.1	If Party B fails to start business at the end of 15 days after the rent date, Party A shall give a warning. If Party B fails to start business at the end of 30 days after the rent date, party b shall be deemed to have breached the contract. Party A shall have the right to unilaterally terminate the contract and take back the store without refund of the performance bond

7.2	Party B shall be deemed to have breached the contract if it fails to pay party a the rent, utilities and comprehensive service charges during the lease term. For each day overdue, Party B shall pay Party A a late fee of 2% of the monthly rental. At the same time, Party A shall have the right to lock up the store before Party B has paid off the above payment and overdue fine. If Party A takes measures to lock up the unit, Party A shall notify Party B 2 days in advanceParty A has the right to terminate the contract and take back the store. The performance bond is not refundable.

7.3	Party B must insist on normal business every day, and shall has no lateness, early departure, suspension of business, unmanned business, otherwise, a penalty of damage penalty shall be paid for each late arrival, early departure , unmanned operation and every suspension of business.

7.3.1	During the lease period, if Party B is late, leaves early, or has unmanned business accumulatively for 3 times or more, from the third time onwards, each time the penalty will be deducted. At the same time, Party A has the right to take measures such as locking the unit on Party B until Party B pays the liquidated damages and meets Party A’s rectification requirements.

7.3.2	During the lease period, if Party B suspends business for 2 times without reason, Party A will impose a fine of the breach of contract. At the same time, Party A has the right to take measures such as locking the unit at Party B until Party B pays the liquidated damages and meets the rectification requirements of Party A.

7.3.3	During the lease period, if Party B suspends business for 3 times or more for no reason, Party A has the right to withhold penalties for breach of contract. At the same time, Party A has the right to unilaterally cancel the contract, take measures such as locking the store and recover the store, and the deposit is not refundable.

7.4	The illegal operation of Party B is deemed to be a serious breach of contract by Party B. All consequences and legal liabilities caused by the breach of contract shall be resolved and borne by Party B. Party A has the right to unilaterally terminate the contract and recover the unit simultaneously, and the performance bond is not refundable.

7.5	During the lease term, if Party B has been advised but refuse to correct one of the following actions, Party A has the right to unilaterally terminate the contract and recover the unit, and the performance bond shall not be refunded.

7.5.1	Not using the store in accordance with the contract.

7.5.2	Do not care for the original facilities according to the contract.

7.5.3	Unauthorized subletting, subletting or transfer of the store

7.6	During the lease term, Party B violates the “Regulations on the Administration of Jin Penglai Trade City” and other relevant management systems of Party A. Party A has the right to deal with it. Party B shall take effective measures in time to respond to Party A. If the violation of the management regulations of Party B is serious and it is deemed that Party B has fundamentally breached the contract. Party A has the right to unilaterally terminate the contract and recover the unit, and the performance bond is not refundable.

7.7	Within 90 days after the signing of this contract, Party B must timely handle the business license and related licenses, and operate with the certificate, otherwise it will be deemed that Party B has breached the contract (except for Party A ‘s reasons or force majeure), and Party A has the right to unilaterally terminate the contract, and Withdraw the unit, the performance bond will not be refunded.

7.8	If Party B does not obtain the approval of Party A for private decoration construction, it shall pay ____ RMB to Party A as a penalty for breach of contract, and shall rectify according to the requirements of Party A. If the decoration does not meet the requirements of Party A, it shall be rectified as scheduled according to regulations. If the refusal to rectification or the cumulative rectification fails to meet the standard twice, it shall be deemed that Party B has fundamentally breached the contract. Party A shall have the right to unilaterally terminate the contract and recover the unit, and the performance bond shall not be refunded.

7.9	The goods of the units must be neatly arranged, not piled up at random, and do not occupy public places, block passages, otherwise, if found by Party A, each time the penalty for breach of contract shall be withheld or the goods confiscated.

7.10	There is a designated smoking area in the shopping mall. Party B personnel shall not swallow in non-designated smoking areas. Otherwise, if found by Party A, Party B will be penalized for ______RMB.

7.11	If party a terminates this contract due to the breach of contract of Party B or other reasons attributable to Party B, Party B shall not refund the deposit, rental deposit and rent already paid by Party B. If the total amount of the aforementioned payment is not enough to make up for the loss caused by Party A, Party A shall have the right to continue to claim compensation from Party B.

7.12	If Party B terminates this contract due to the breach of contract of Party B or other reasons, Party A also has the right to take back the unit. Party A shall post the relevant store-collection notice 3 days in advance to inform Party B as the delivery method. If Party B fails to remove the items or inventory within the aforementioned period, Party B shall be deemed to automatically waive ownership of the items and inventory in the store. Party A shall have the right to dispose of it on its own.

8.	The expiry of the lease

8.1	Within one month before the expiration of the contract, if both parties of this contract have the intention to renew the contract, under the same conditions, Party B has the priority to renew the lease. Party B shall re-sign the lease contract with Party A within ten days before the contract expires. Otherwise, Party B shall be deemed to have given up the right to renew the lease, and Party A shall recover the units on the date of the contract. After Party B renounces the priority to renew the lease, Party A has the right to lead other interested tenants into the unit for inspection, and has the right to publish advertisements about renting the unit in an appropriate manner.

8.2	If both parties do not renew the contract, Party A shall take back the unit together with the original facilities, decoration and all ancillary facilities embedded in the structure of the building for free.

8.3	If both parties do not renew the contract at the expiration of this contract, Party A shall return the deposit (performance bond) to Party B without interest within 15 days after the expiration of the contract. If Party B is in arrears with rent, liquidated damages, compensation, utilities, comprehensive service fees, etc., Party A may be deducted from the deposit (performance bond) first.

8.4	When the contract is terminated, Party B shall return the doors keys and windows keys and the fixtures and other equipment to Party A under the condition that they are intact and available for normal use. Party A will not compensate or compensate unit decoration investment of Party B.

8.5	If the lease expires and the two parties have not renewed the lease, Party A has the right to clear the unit unilaterally, but should notify Party B 3 days in advance, including publicly posting a notice of the unit on the unit ‘s door as a delivery method to inform Party B. Party B shall remove all the deposits of Party B in the store within the time limit required by the aforementioned store receipt notice and return the store to Party A intact. If Party B fails to remove the items or inventory within the aforementioned period, Party B shall be deemed to automatically waive ownership of the items and inventory in the store. Party A shall have the right to dispose of it on its own. Party B shall not pursue any legal responsibility of Party A in any way or reason.

9.	Notification and delivery

9.1	The notices or documents of Party A and Party B regarding the performance of this contract and related matters should also be in writing in Chinese. Party A and Party B agree to use the unit as the only address for Party B to accept Party A ‘s notification or document information from this contract. Party B If you need to change the aforementioned address, you should notify Party A in writing within 3 days after the change, otherwise, Party B will bear all the adverse consequences arising therefrom.

9.2	When Party A sends the above notice or documents to the store, Party B shall sign in time. In the event that Party B refuses to sign or delays signing or the store is unsigned, Party A has the right to send the above notice or document The information is posted on the storefront as a delivery method to inform Party B, the date of posting is regarded as the delivery date of Party A.

10.	Force Majeure

10.1	During the lease term, in case of any loss caused by force majeure , the parties shall bear their own responsibility and the contract may be terminated. The party who claims to terminate the contract shall provide evidence of the existence of the force majeure to the other party. Party B shall pay the arrears and Party A shall refund the rental deposit.

11.	Dispute Solution

If a dispute arises during the performance of this contract, both parties shall settle the dispute through negotiation. If the dispute cannot be resolved through negotiation, a lawsuit shall be filed in the people’s court where Party A is located. In the process of litigation, in addition to the disputed terms, other terms of this contract shall continue to be performed.

12.	Other Provisions

12.1	“Regulations for the Management of JinPenglai Trade City” and “JinPenglai Commercial City Fire Safety Responsibility” are important components of this contract. They are signed together with this contract, and this contract has the same legal validity. If corresponding amendments and supplements are made in the annex, they may take effect from the date of notification by Party A without consulting Party B.

12.2	During the performance of this contract, any increase, decrease or modification of the contents of this contract shall be agreed by both parties through consultation (except for the matters mentioned in the first provision of this contract), and the written supplement shall have the same legal effect as this contract.

12.3	This contract shall come into force upon being signed and sealed by both parties. This contract is made in two originals, one held by each party and both originals shall have the same legal effect.

12.4	The transference of the store come into force when the attached document “Sublease Records of Unit” is signed by Party A, Party B and Party B transferee. A copy of the original contract received by Party B is transferred to Party B transferee for the acceptance of the undertaking, Party B and Party A terminate the relationship of this lease contract.

Party A ( sign and seal) :Guangzhou JinPengLai Property Management Co., LTD

Signature of the representative:

Date:

Party B ( sign and seal) : Guangzhou XiaoXiang Health Industry Co., LTD

Signature of the representative:

Date: